                                    EXHIBIT 5

                    OPINION OF MULDOON MURPHY & FAUCETTE LLP

                                February 19, 2004


Board of Directors
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, MO 63141

         Re: Pulaski Financial Corp. Registration Statement on Form S-8 for the Offer of an Additional 150,000 Shares of Common Stock Pursuant to the Pulaski Financial Corp. 2002 Stock Option Plan and an Additional 250,000 Shares of Common Stock Available for Issuance Under the Pulaski Financial Corp. Deferred Compensation Plan

Gentlemen:

         We have been requested by Pulaski Financial Corp., a Missouri corporation, (the "Company") to issue a legal opinion in connection with the registration of an additional 400,000 shares of the Company's common stock, par value $.01 per share (the "Shares"). Of those Shares, 150,000 shares may be issued upon the exercise of stock options under the Pulaski Financial Corp. 2002 Stock Option Plan, as amended, and 250,000 shares may be distributed under the Pulaski Financial Corp. Deferred Compensation Plan (herein referred to as the "Plans"). The registration of the Shares is being effected on Form S-8 under the Securities Act of 1933.

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

         Based on the foregoing and limited in all respects to Missouri law, it is our opinion that the Shares have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plans, will be legally issued, fully paid and nonassessable.

Board of Directors
Pulaski Financial Corp.
February 19, 2004
Page 2


         The following provisions of the Articles of Incorporation may not be given effect by a court applying Missouri law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Company's common stock:

         Section 3.2(c) of Article III which grants the Board the authority to construe and apply the provisions of that Article and Section 3.2(a) of
         Article III to the extent that section obligates any person to provide the Board the information such section authorizes the Board to demand, in each case to the extent, if any, that a court applying Missouri law were to impose equitable limitations upon such authority.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than filed with the Securities and Exchange Commission as an exhibit to the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

         We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                        Very truly yours,



                                        MULDOON MURPHY & FAUCETTE LLP